EXHIBIT 10.4


                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of October 15, 2002 (the "Employment Agreement"), by and between NTL INCORPORATED (to be known as NTL Europe, Inc., from and after the Effective Date (as defined below), hereinafter the "Company"), a Delaware corporation, and BRUNO CLAUDE ("Executive").

                  WHEREAS, on May 8, 2002, NTL Incorporated and certain of its non-operating subsidiaries each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court") and remain in possession and control of their respective assets and businesses as debtors-in-possession;

                  WHEREAS, the Company and Executive are currently parties to an Employment Agreement (the "Company Employment Agreement"), dated as of October 16, 2000; and

                  WHEREAS, the Company and Executive desire to amend and restate the Company Employment Agreement in its entirety as provided in this Employment Agreement and subject to approval by the Bankruptcy Court of the terms of this Employment Agreement.

                  NOW THEREFORE, the parties hereto agree as follows:

                  Section 1.  Duties; Term.

                  (a) Position. The Company agrees to employ Executive pursuant to this Employment Agreement as Chief Operating Officer of the Company, and Executive agrees to perform such duties, functions and responsibilities directed by the Chief Executive Officer of the Company that are generally consistent with such position, for a period of six (6) months commencing on the "Effective Date" (as such term is defined in the Second Amended Joint Reorganization Plan Of Incorporated And Certain Subsidiaries (the "Plan") confirmed by the Bankruptcy Court on September 5, 2002) (the "Term"), unless the Term is sooner terminated in accordance with Section 3 hereof. The Term may be extended by mutual agreement of the Company and Executive; provided, that any extension shall be set forth in a written instrument. Executive's principal office shall be located in Paris for the six
(6) months following the Effective Date and thereafter until the Board of Directors of the Company (the "Board") changes the locale of its principal operations.

                  (b) Resignation from Other Positions. Attached to this Employment Agreement is a list of all positions (as an director, officer, employee, consultant or otherwise) Executive holds with the Company and any of its "Affiliates" (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) as of the date hereof. From time to time during the Term, at the request of the Board, Executive shall resign from any or all of such positions (excluding, however, (x) any positions Executive holds pursuant to the Service

Agreement, dated as of July 16, 2002, to which Executive and Iesy Holdings GmbH (among others) are parties (the "Service Agreement") and (y) Executive's position under the Employment Agreement, dated as of October 15, 2002, by and between Cablecom GmbH ("Cablecom") and Executive (the "Cablecom Employment Agreement")). In addition, upon termination of Executive's employment for any reason, Executive shall be deemed to have resigned from all positions with the Company and any of its Affiliates, excluding any positions Executive holds pursuant to the Service Agreement or pursuant to the Cablecom Employment Agreement.

                  Section 2.  Compensation.

                  (a) Salary. During the Term, the Company shall pay to Executive a salary at an annual rate of Four Hundred Thousand Dollars ($400,000.00), payable in accordance with the Company's standard payroll policies, and less any amounts required or permitted to be withheld by law including all applicable foreign, federal, state and local withholding taxes (the "Base Salary"). If Executive provides services to the Company or any of its Affiliates during the Term other than as set forth in Section 1 hereof, no additional compensation shall be paid to Executive for such services, and compensation for such services (if any) shall be paid to the Company; provided, however, that nothing in this Employment Agreement shall preclude Executive from retaining all compensation in any form paid or provided by Cablecom for his services to Cablecom and its subsidiaries pursuant to the Cablecom Employment Agreement or otherwise and all payments received pursuant to the Service Agreement. Executive acknowledges and agrees that he shall have no right to additional compensation from the Company or any of its subsidiaries or Affiliates in the event of any clawback or other forfeiture of compensation payable to him for services prior to the Effective Date in respect of the Company's investment in eKabel, L.P.

                  (b) Additional Payment. The Company will pay Executive a payment (the "Additional Payment") of Four Hundred and Seventy Thousand Dollars ($470,000.00), less any amounts required or permitted to be withheld by law including all applicable foreign, federal, state and local withholding taxes, to be paid in six (6) substantially equal monthly installments, with the first such installment to be paid within fifteen (15) days following the Effective Date, and the remaining payments made in successive thirty (30) day increments commencing from and after the date of the first payment; provided, however, that Executive shall not be entitled to receive any portion of the Additional Payment to the extent then unpaid if his employment is terminated by the Company for Cause during the Term.

                  (c) Executive Benefits and Prerequisites. During the Term, to the extent not otherwise provided pursuant to the Cablecom Employment Agreement, Executive will be entitled to (x) the benefits provided under
Section 3(c) of the Cablecom Employment Agreement and (y) the expatriate benefits and tax differentiation adjustments set forth on Exhibits A and B of the Cablecom Employment Agreement. During the Term, the Company agrees to use its commercially reasonable best efforts to provide Executive with the same level of benefits he currently receives as of the date of this Employment Agreement, including but not limited to, group health coverage for Executive and his dependents and participation in the Company's or an affiliated company's 401(k) plan, if available, in each case as set forth on Exhibit C of the Cablecom Employment Agreement. In the event the Company is unable to provide any such benefits, it agrees to provide comparable benefits (or, in the Company's discretion, the cost to Executive of obtaining such benefits) to Executive (and his dependents, if applicable), so long as such comparable benefits may be provided at a commercially reasonable cost to the Company; provided, further, that Executive will not be required to elect continuation coverage under group health plans maintained by the Company or its Affiliates in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") in lieu of obtaining comparable group health coverage. Following the occurrence of any "qualifying event" (as defined under COBRA) with respect to Executive, Executive and his dependents shall be offered COBRA coverage. In the case where COBRA is inapplicable or continuation coverage cannot be provided under the Company's group health care plan, the Company shall take all necessary steps to insure that Executive (and his dependents) have comparable health benefits for the period of at least 18 months after he is no longer on the Company's group health plan as if he were otherwise covered by COBRA. For purposes of clarification, any payments to Executive under this Agreement shall include the benefits of the foregoing tax differentiation adjustments.

                  (d) Vacation. During the Term, Executive shall be entitled to ten (10) days of paid vacation.

                  (e) Payment of Attorney's Fees. Executive shall have the right to reimbursement, upon proper accounting, of reasonable attorney's fees not to exceed Twenty Thousand Dollars ($20,000) solely in connection with and relating to the negotiation and execution of this Employment Agreement.

                  (f) Business and Entertainment Expenses. The Company shall pay or reimburse Executive for all reasonable business expenses which Executive incurs during the Term in performing his duties under this Employment Agreement in accordance with Company policy as agreed to by the Chief Executive Officer of the Company.

                  (g) Payment in Consideration of Abandonment of Claim. Executive has agreed to abandon and withdraw with prejudice his Proof of Claim filed on July 12, 2002 and execute a full and complete release of the claims made therein in form satisfactory to the Company and upon the execution of such release, or if the Company deems necessary, entry of an order of the Bankruptcy Court approving such release as a settlement and compromise under Rule 9019 of the Federal Rules of Bankruptcy Procedure, in consideration therefor the Company shall pay Executive Two Hundred Thousand Dollars ($200,000) and reasonable attorney's fees and costs not to exceed Fifty Thousand Dollars ($50,000).

                  Section 3.  Employment Termination.

                  (a) Termination Other Than For Cause; Termination for Good Reason; Non-Renewal of Term. The Company may terminate Executive's employment for any reason at any time, and Executive may terminate Executive's employment for Good Reason in accordance with this Section 3(a). Upon (x) termination of Executive's employment by the Company for any reason other than for Cause (as defined below), (y) termination of Executive's employment by Executive for Good Reason (as defined below) or (z) termination by the Company or Executive by reason of expiration of the Term, Executive shall be entitled to the following payments: (i) a lump sum equal to the Base Salary for the remainder of the Term, if any, such amount to be paid within fifteen (15) days following such termination, and
(ii) any portion of the Additional Payment, to the extent then unpaid, such amount to be paid within fifteen (15) days following such termination. The Company's obligations to make the payments set forth in this Section 3(a) are conditioned upon: (Y) Executive's material compliance with his obligations under Sections 4 and 5 of this Employment Agreement (and the Company shall give Executive prompt notice of its knowledge of any such noncompliance); and
(Z) Executive's execution and delivery to the Company of a valid and enforceable release, in a form substantially similar to the release set forth in Section 19 hereof (with such changes as the Company determines are necessary and appropriate to give the release its full force and effect under the Age Discrimination and Employment Act and other federal, state and local laws relating to employment and employment discrimination), of any litigation, arbitration, claim or demand arising out of, in connection with, or relating to, Executive's employment or termination of employment with the Company or any of its Affiliates; provided, however, that such release shall not release
(i) any right of Executive to indemnification applicable to periods prior to the Effective Date and (ii) any rights Executive may have under the Service Agreement and the Indemnity Agreement, dated as of July 4, 2002, to which Executive and iesy Holdings GmbH (among others) are parties (such Agreement, together with the Service Agreement, the "Iesy Agreements") and the Cablecom Employment Agreement.

                  For purposes of this Employment Agreement, "Good Reason" means any of the following:

                  (i) A material diminution of Executive's positions or authority;

                  (ii) The assignment to Executive of any duties materially inconsistent with Executive's position;

                  (iii) The failure by the Company to timely make any payment due hereunder or to comply with any of the material provisions of this Employment Agreement (provided, however, that benefits provided to Executive pursuant to Section 3(c) of the Cablecom Employment Agreement shall for this purpose be deemed to have been provided by the Company);

                  (iv) A requirement that Executive's employment with the Company is to be based anywhere other than Paris or Zurich and environs or such other locale of the Company's principal operations, except for required travel for Company business to an extent substantially consistent with Executive's prior business travel obligations while employed by the Company; provided, however, that Executive shall not be required to relocate his primary residence between the periods of September 1 of any given year and July 31 of the next following year; or

                  (v) The failure to maintain directors' and officers' liability insurance on the substantially similar terms described in Section 18(b) hereof, despite the Company's reasonable efforts to maintain such coverage or that such coverage cannot be obtained at a commercially reasonable cost.

                  Executive shall give the Company ten (10) days' notice of Executive's intention to terminate Executive's employment and claim that Good Reason has occurred, and such notice shall describe the facts and circumstances in support of such claim. The Company shall have ten (10) days thereafter to cure such facts and circumstances if possible.

                  (b) Termination For Cause; Voluntary Resignation. The Company may terminate Executive's employment with the Company hereunder in the event Executive engages in conduct, or fails to take any action, which constitutes Cause, and Executive may voluntarily terminate his employment other than for Good Reason at any time upon ten (10) days' notice to the Company. For purposes of this Employment Agreement, "Cause" shall mean: (i) Executive (x) is indicted for, convicted of, or pleads guilty or nolo contendere to, any felony or (y) commits any other crime involving fraud, embezzlement or breach of trust or fiduciary duty, (ii) the willful failure by Executive to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental impairment), or (iii) the willful gross misconduct by Executive with regard to the Company or any of its Affiliates that is materially injurious to the Company or any of its Affiliates. No act, or failure to act, by Executive shall be "willful" unless committed without a reasonable belief that the act or omission was in the best interest of the Company or one or more of its Affiliates (as applicable). In the event that Executive's employment with the Company hereunder is terminated pursuant to this Section 3(b), then Executive shall be entitled to Base Salary through the date of termination and Executive shall not be entitled to any other payments; provided, however, that, if such termination is a voluntary termination by Executive other than for Good Reason, (A) Executive shall be entitled to any portion of the Additional Payment, to the extent then unpaid, such amount to be paid within fifteen (15) days following such termination, and (B) such payment of any portion of the Additional Payment shall be conditioned upon Executive executing and delivering the release described in subsection (Z) of the first paragraph of
Section 3(a).

                  The Company shall give Executive ten (10) days' notice of the Company's intention to terminate Executive's employment and claim that facts and circumstances constituting Cause exist, and such notice shall describe the facts and circumstances in support of such claim. Executive shall have ten (10) days thereafter to cure such facts and circumstances if possible; provided, however, that this sentence shall not apply to clause (i) of the definition of Cause, for which there shall be deemed to be no possible cure. If the Board reasonably concludes that Executive has not cured such facts or circumstances within such time, Cause shall not be deemed to have been established unless and until Executive has received a hearing before the Board (if promptly requested by Executive) and a majority of the Board in attendance at a meeting of the Board that occurs within ten (10) days of the date of such hearing (if so requested) reasonably confirms the existence of Cause and the termination of Executive therefor.

                  (c) Notwithstanding any provision of this Employment Agreement to the contrary, if Executive's employment terminates under the Cablecom Employment Agreement and such termination is as set forth in the left column of the following table, then Executive's employment shall automatically terminate hereunder and such termination shall be as set forth in the right column of the following table:

    -------------------------------------- ----------------------------------
    Cablecom Employment Agreement          This Employment Agreement
    -------------------------------------- ----------------------------------
    by Cablecom for Cause                  by the Company for Cause
    -------------------------------------- ----------------------------------
    voluntary resignation by Executive     voluntary resignation by
    other than for Good Reason             Executive other than for Good
                                           Reason
    -------------------------------------- ----------------------------------
    Wrongful Termination                   Resignation for Good Reason

    -------------------------------------- ----------------------------------

                  Section 4.  Confidentiality; Non-Solicitation;
                              Non-Competition.

                  (a) At all times during and after the Term, Executive shall keep secret and retain in strictest confidence, any and all Confidential Information (as defined below), and shall use such Confidential Information only in furtherance of the performance by Executive of Executive's duties to the Company and not for personal or third party benefit or the benefit of any interest adverse to the Company's interests, except as may be required by law or court or administrative order (in which event Executive shall so notify the Company as promptly as practicable). For purposes of this Employment Agreement, "Confidential Information" shall mean any information or documents (whether in written or oral form, electronically stored, or otherwise) that evidence or relate to the Company's or any of its Affiliates' historical, present or future business, operations, financial condition, results of operations, funding requirements, strategic initiatives, business plans, financial statements, regulatory matters, litigation, arbitration, investigations, inquiries, adversarial proceedings or prospects that, individually or collectively, are not general public knowledge (information or documents shall not become "general public knowledge" through a breach by, or at the direction of, Executive of his obligations under this Section 4(a)) or information received from others that the Company is obligated to treat as confidential or proprietary.

                  (b) During the Term, Executive will not engage in Competition with the Company. For purposes of this Employment Agreement, "Competition" by Executive shall mean Executive's (x) engaging in, or otherwise being employed by or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, any other business or organization which competes directly or indirectly with the Company in its core businesses, or (y) affiliation or association with any business or organization that purchases assets of the Company; provided, however, that, notwithstanding the foregoing, it shall not be a violation of this Section 4(b) for Executive to become the registered or beneficial owner of up to one percent (1%) of any class of the capital stock of a competing public corporation registered under the Securities Exchange Act of 1934, as amended.

                  (c) During the Term, Executive will not solicit for employment or hire or agree to hire, in any business enterprise or activity (other than for the sole benefit of the Company or any of its Affiliates), any person who is or was employed by the Company or any of its Affiliates.

                  (d) During the Term, Executive will not solicit, in competition with the Company or any of its Affiliates in their businesses or investments, any business, or order for business, from any other business or organization that Executive knows or should have known is a current or prospective customer, lender or vendor of, or supplier to, the Company or any of its Affiliates.

                  (e) During the Term, Executive agrees that he shall not either alone or together with any "person" (as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (such person, an "Acquiror") acquire, propose to acquire, seek to acquire, participate in any auction to acquire or otherwise take any steps to acquire any assets of the Company or any of its Affiliates without the express approval of the Board; provided, however, nothing herein shall prohibit Executive from providing services to and receiving compensation (including equity compensation) from (i) the Company following the acquisition of a controlling interest in or ownership of the Company by any Acquiror or (ii) an Acquiror or any of its Affiliates following the acquisition of assets of the Company or any of its Affiliates, in each case so long as Executive did not violate this Section 4(e). Executive agrees that the Company would suffer an irreparable injury if Executive was to breach the covenant contained in this paragraph (e), and that the Company would by reason of such breach or threatened breach be entitled to seek injunctive relief in a court of appropriate jurisdiction, as well as such other remedies as may then be appropriate.

                  Section 5.  Cooperation.

                  Following termination of Executive's employment for any reason, Executive agrees to reasonably cooperate with the Company upon reasonable request of the Board and to be reasonably available to the Company with respect to matters arising out of Executive's services to the Company and its Affiliates. Executive represents and agrees that he will give truthful testimony in any investigations, proceedings or legal actions relating to such matters. Executive further represents and agrees that he will not furnish information to or cooperate with any non-governmental entity (other than the Company or any of its Affiliates) which is a party to an investigation, proceeding or legal action involving the Company or any of its Affiliates. Nothing in this Section 5 shall prohibit Executive from responding to a valid subpoena or court order provided that Executive has given the Company sufficient notice of such subpoena or court order to allow the Company an opportunity to seek a protective order or other relief limiting or barring such disclosure. The Company shall reimburse Executive for expenses reasonably incurred in connection with such matters as agreed by Executive and the Board. Nothing in this Section 5 shall in any way cause Executive to breach any of his duties or obligations under the Cablecom Employment Agreement or the Service Agreement.

                  Section 6.  No Third Party Beneficiary.

                  This Employment Agreement is not intended and shall not be construed to confer any rights or remedies hereunder upon any Person, other than the parties hereto or their permitted assigns. For purposes of this
Section 6, "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, association, trust or other unincorporated organization or entity.

                  Section 7.  Notices.

                  Unless otherwise provided herein, any notice, exercise of rights or other communication required or permitted to be given hereunder shall be in writing and shall be given by overnight delivery service such as Federal Express or personal delivery against receipt, to the party to whom it is given at the following address or facsimile number of such party:

                  If to the Company:    NTL Europe, Inc.
                                        110 East 59th Street
                                        New York, NY  10022
                                        Attention:  Chief Executive Officer

                  With a copy to:       Jonathan Klein, Esq.
                                        Piper Rudnick LLP
                                        1251 Avenue of the Americas
                                        New York, NY  10020-1104

                  If to Executive:      Bruno Claude
                                        48 Allee du Lac Inferieur
                                        78110 Le Vesinet
                                        France

                  With a copy to:       Gregg Gilman, Esq.
                                        Davis & Gilbert LLP
                                        1740 Broadway
                                        New York, NY  10019

or such other address number as such party may hereafter specify by notice to the other party hereto. Any notice or other communication shall be deemed to have been given as of the date so personally delivered or on the next business day when sent by overnight delivery service.

                  Section 8.  Representation.

                  The Company hereby represents and warrants that the execution and delivery of this Employment Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action of the Company. Executive represents to the Company that Executive's execution and performance of this Employment Agreement does not violate any agreement or obligation (whether or not written) that Executive may have with or to any person or entity including, but not limited to, any prior employer.

                  Section 9.  Amendment.

                  This Employment Agreement may be amended only by a written agreement signed by the parties hereto.

                  Section 10.  Binding Effect.

                  This Employment Agreement shall be binding upon and inure to the benefit of the Company and any successor in interest, assign or successor organizations which shall succeed to the Company by merger or consolidation or operation of law, or by acquisition of all or substantially all of the assets of the Company and the Company shall be obligated to ensure that any such party undertake in writing to assume the obligations of the Company hereunder.

                  Section 11.  Governing Law.

                  This Employment Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

                  Section 12.  Severability.

                  If any provision of this Employment Agreement, including those contained in Section 4 hereof, shall for any reason be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Moreover, if any one or more of the provisions of this Employment Agreement, including those contained in Section 4 hereof, shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowable by applicable law. To the extent permitted by applicable law, each party hereto waive any provision of law that renders any provision of this Employment Agreement invalid, illegal or unenforceable in any way.

                  Section 13.  Execution in Counterparts.

                  This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

                  Section 14.  Entire Agreement.

                  This Employment Agreement sets forth the entire agreement, and supersedes all prior representations, agreements and understandings (including any prior course of dealings), both written and oral, between the parties with respect to the subject matter hereof and thereof; provided, however, that nothing in this Employment Agreement shall affect in any way Executive's rights and obligations under the Iesy Agreements and the Cablecom Employment Agreement. Without limiting the generality of the Plan or Section 19 of this Employment Agreement or this Section 14, effective as of the Effective Date, this Employment Agreement fully supersedes and amends and restates the Company Employment Agreement without any liability of the Company or any of its Affiliates thereunder.

                  Section 15.  Titles and Headings.

                  Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Employment Agreement.

                  Section 16.  Consent to Jurisdiction.

                  The parties hereby irrevocably submit to the jurisdiction of any Federal court sitting in the City of New York in any action or proceeding to enforce the provisions of this Employment Agreement, and waives the defense of inconvenient forum to the maintenance of any such action or proceeding.

                  Section 17.  Approval By Court.

                  The Company shall undertake to file a motion seeking, and use its best efforts to promptly obtain, approval of the terms of this Employment Agreement by the Bankruptcy Court.

                  Section 18.  Indemnification.

                  (a) To the fullest extent permitted by Delaware law, the Company shall indemnify Executive against, and save and hold Executive harmless from, any damages, liabilities, losses, judgments, penalties, fines, amounts paid or to be paid in settlement, costs and reasonable expenses (including, but not limited to, attorneys' fees and expenses), resulting from, arising out of or in connection with any threatened, pending or completed claim, action, proceeding or investigation (whether civil or criminal) against or affecting Executive as a result of Executive's service from and after the Effective Date as an officer, director or employee of, or consultant to, any member of the Company or any of its Affiliates, or in any capacity at the request of the Company or any of its Affiliates, or an officer, director or employee thereof, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of Executive's acts of willful misconduct, misappropriation of funds or fraud). In the event the Company does not compromise or assume the defense of any indemnifiable claim or action against Executive, the Company shall, to the extent permitted by applicable law, promptly pay to Executive all costs and expenses incurred or to be incurred by Executive in defending or responding to any claim or investigation in advance of the final disposition thereof; provided, however, that if it is ultimately determined by a final judgment of a court of competent jurisdiction (from whose decision no appeals may be taken, or the time for appeal having lapsed) that Executive was not entitled to indemnity hereunder, then Executive shall repay forthwith all amounts so advanced. The Company may not agree to any settlement or compromise of any claim against Executive, other than a settlement or compromise solely for monetary damages for which the Company shall be solely responsible, without the prior written consent of Executive, which consent shall not be unreasonably withheld. This right to indemnification shall be in addition to, and not in lieu of, any other right to indemnification to which Executive shall be entitled pursuant to the Company's Certificate of Incorporation or By-laws or otherwise.

                  (b) Directors' and Officers' Insurance. During the Term, the Company shall use its reasonable efforts to maintain directors' and officers' liability insurance on substantially similar terms as in effect prior to the Effective Date, so long as such insurance may be obtained at a commercially reasonable cost.

                  Section 19.  Release of Claims.

                  Effective as of the Effective Date, Executive, with the intent of binding Executive and Executive's heirs, successors and assigns, hereby releases, remises, acquits and forever discharges the Company and each of its Affiliates, the divisions, successors, predecessors and assigns thereof, and the present and former officers, directors, executives, agents, attorneys and employees thereof (collectively, the "Released Parties"), of and from any and all claims, actions, causes of action, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which Executive individually or as a member of a class now has, owns or holds, or has at any time heretofore had, owned or held, against any Released Party, but excluding (a) out-of-pocket expenses properly incurred by Executive prior to the Effective Date under Company policy in effect upon the incurrence thereof,
(b) any right to indemnification applicable to periods prior to the Effective Date and (c) any rights of Executive under the Iesy Agreements and the Cablecom Employment Agreement.

                  Section 20.  Assignment.

                  Notwithstanding any other provision of this Employment Agreement, Executive may assign his right to receive any payment hereunder to a company wholly owned by him, and, upon a following any such assignment, the Company shall make such payments to such company; provided that any assignment by which the Company would lose a tax deduction available to it in the absence of such assignment shall not be permitted. Any such assignment shall be made pursuant to a written instrument in form satisfactory to Executive and the Company.

                  IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first written above.

                                       NTL EUROPE, INC.


/s/ Bruno Claude                        /s/ J. Barclay Knapp
_______________________________        __________________________________
Bruno Claude
                                       By: J. Barclay Knapp
                                          _______________________________

                                       Its: President
                                           ______________________________

                        Section 1(b)--List of Positions

Chief Operating Officer of NTL Incorporated

Member of the Board of B2 Bredband AB (publ)

Chief Executive Officer of Cablecom GmbH

Chief Executive Officer of Iesy Hessen GmbH & Co. KG

President of NTL Europe SAS

                                  Side Letter

         This Side Letter, dated as of October 15, 2002, is hereby made by and between NTL Incorporated (to be known as NTL Europe, Inc. from and after the "Effective Date" (as defined in the Second Amended Joint Reorganization Plan of NTL Incorporated and Certain Subsidiaries confirmed by the Bankruptcy Court on September 5, 2002) ("NTL Europe") and Bruno Claude (the "Executive").

         WHEREAS, contemporaneously with this Side Letter, the Executive and NTL Europe are entering in an Employment Agreement, dated as of October 15, 2000 (the "NTL Europe Employment Agreement"); and

         WHEREAS, contemporaneously with this Side Letter, the Executive and Cablecom are entering in a Contract of Employment, dated as of October 15, 2000 (the "Cablecom Employment Agreement"); and

         WHEREAS, Section 3(c) of the Cablecom Employment Agreement provides that the Executive shall receive certain group health coverage as provided therein and Exhibit C of the Cablecom Employment Agreement (the "Medical Benefits");

         WHEREAS, Section 2(c) of the NTL Europe Employment Agreement provides (among other things) that, to the extent not otherwise provided pursuant to the Cablecom Employment Agreement, NTL Europe will provide the Medical Benefits;

         WHEREAS, the parties intend herein to clarify Section 2(c) of the NTL Europe Employment Agreement with respect to the provision of the Medical Benefits to the extent such Medical Benefits are not otherwise provided pursuant to the Cablecom Employment Agreement;

NOW, THEREFORE, in consideration of NTL Europe entering into the NTL Europe Employment Agreement and Cablecom entering into the Cablecom Employment Agreement and other good and valid consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. To the extent that Cablecom fails to provide the Medical Benefits and NTL Europe does not then sponsor a group health plan pursuant to which the Medical Benefits may be provided, NTL Europe shall reimburse the Executive for the cost of a stand-alone insurance policy to provide the Medical Benefits. Such reimbursement shall not exceed $10,000 per month. Any coverage provided pursuant to such a stand-alone insurance policy shall be deemed to have satisfied NTL Europe's obligation to provide the Medical Benefits under the NTL Europe Employment Agreement.

         2. This Side Letter shall constitute an amendment of the NTL Europe Employment Agreement to the extent set forth herein. Except as otherwise provided herein, the terms and conditions of the NTL Europe Employment Agreement shall remain in full force and effect.

         3. For purposes of clarification, nothing herein shall be construed to enlarge or diminish any rights of the Executive or Cablecom under the
Section 3(c) or Exhibit A of the Cablecom Employment Agreement.

         4. This Side Letter is in addition to and not in substitution of any obligations NTL Europe has to the Executive under Section 2(c) of the NTL Europe Employment Agreement.


IN WITNESS WHEREOF, the parties have entered into this Side Letter effective as of the date first written above.

                                       NTL EUROPE, INC.


/s/ Bruno Claude                        /s/ J. Barclay Knapp
___________________________________    ___________________________________
Bruno Claude
                                       By: J. Barclay Knapp
                                          ________________________________

                                       Its: President
                                           _______________________________